UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2023 (March 22, 2023)

Direct Selling Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40831	86-3676785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Democracy Drive Plano, TX	75024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (214) 380-6020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, and one-half of one Redeemable Warrant	DSAQ.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	DSAQ	The New York Stock Exchange
Redeemable warrants, each warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	DSAQW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 22, 2023, Direct Selling Acquisition Corp. (“DSAQ”) convened and then adjourned until March 24, 2023 at 11:00 a.m., Eastern Time, without conducting any other business, DSAQ’s special meeting of stockholders (the “Special Meeting”) relating to its previously announced proposed extension of its deadline to complete an initial business combination. The only proposal submitted for a vote of the stockholders at the Special Meeting was the approval of the adjournment of such meeting to a later date or dates (the “Adjournment Proposal”). The Adjournment Proposal is described in greater detail in the definitive proxy statement of DSAQ, which was filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2023, as supplemented by the additional definitive proxy materials filed on March 10, 2023 and March 17, 2023 (the “Extension Proxy Statement”).

As of the close of business on February 21, 2023, the record date for the Special Meeting, there were 23,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”) and 5,750,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”, and together with Class A Common Stock, the “Common Stock”), outstanding. Each share of Common Stock was entitled to one vote on the Adjournment Proposal. The shares of Class A Common Stock and Class B Common Stock were voted as a single class. A total of 23,527,389 shares of common stock, representing approximately 81.83% of the outstanding shares of common stock entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

DSAQ’ s stockholders approved the Adjournment Proposal by the votes set forth below:

For	Against	Abstain
20,534,244	2,117,345	875,800

As set forth in the Extension Proxy Statement, the deadline by which DSAQ public stockholders had to complete the procedures for electing to redeem their shares of Class A Common Stock was 5:00 p.m., Eastern Time, on March 22, 2023 (“Redemption Deadline”). The initial number of shares of Class A Common Stock tendered for redemption prior to the Redemption Deadline was 18,510,506. The deadline for stockholders to withdraw previously submitted redemption requests is Friday, March 24, 2023, prior to 11:00 a.m., Eastern Time, subject to approval by the board of directors of DSAQ.

Stockholders may make such request by contacting our transfer agent, Continental Stock Transfer & Trust Company, at 917-262-2373, or email proxy@continentalstock.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Direct Selling Acquisition Corp.

Date: March 23, 2023	By:	/s/ Dave Wentz
		Name:	Dave Wentz
		Title:	Chairman and Chief Executive Officer

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